

                    A summary of options and warrants to purchase the Company's Common Stock follows:



                                                              s h a r e s  u n d e r
                                  ----------------------------------------------------------------------------
                                  Total Number   Employee Incentive    Class D      Class E     Other options/
                                  ----------------------------------------------------------------------------
                                   of shares     Stock option plan     warrant      warrant      warrants
     Balance, June 30, 1993        6,907,699           883,761          2,500,000    2,500,000    1,023,938
       Granted                        87,500            87,500              -            -            -
       Exercised     -                 -                 -                  -            -
       Cancelled or expired       (5,050,000)            -             (2,500,000)  (2,500,000)     (50,000)
                                  -----------          --------        -----------  -----------     --------
     Balance, June 30, 1994        1,945,199           971,261              -            -          973,938
       Granted                       223,053            73,053              -            -          150,000
       Exercised                       -                 -                  -            -               -
       Cancelled or expired         (323,053)          (73,053)             -            -         (250,000)
                                  -----------          --------        -----------  -----------     --------
     Balance, June 30, 1995        1,845,199           971,261              -            -          873,938
       Granted                       815,546           140,577              -            -          674,969
       Exercised                       -                 -                  -            -            -
       Cancelled or expired         (140,577)         (140,577)             -            -            -
                                  -----------         ---------        -----------  -----------   ----------
     Balance, June 30, 1996        2,520,168           971,261              -            -        1,548,907
                                  ===========         =========        ===========  ===========   =========
     Options/Warrants Exercisable
       at June 30, 1996                                801,516                                    1,548,907
                                                      ---------                                  -----------
     Option/Warrant Prices                           $.13 - $.44                                 $.02 - $.30

     Options/Warrants expire in                       1997-2006                                   1995-2005


                                                                F-16

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